UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2017

Sport Endurance, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Broadway, 19th Floor, New York, NY	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 846-4280

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 18, 2017, Sport Endurance, Inc. (the “Company”) entered into Forbearance Agreements with two holders (the “Lenders”) of the Company’s 10% Senior Secured Convertible Promissory Notes (the “Notes”), pursuant to which the Company and the Lenders agreed to extend the due date of the Notes to May 1, 2017, in exchange for payments by the Company to the Lenders in a total amount of $45,000.

The $45,000 payment to the Lenders was made with the proceeds of a loan made to the Company by David Lelong, the Company’s Chief Executive Officer. This loan bears 2% annual interest and is payable upon demand.

On April 21, 2017, Mr. Lelong loaned the Company an additional $11,000 under the terms described above to be used for the Company’s working capital needs.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure concerning loans to the Company made by Mr. Lelong is incorporated by reference from Item 1.01, above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Forbearance Agreement

10.2	Promissory Note issued April 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT ENDURANCE, INC.

Date: April 24, 2017	By: /s/ David Lelong Name: David Lelong Title: Chief Executive Officer